UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2008

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 7, 2008, Thomas R. Sheets (Senior Vice President/Legal Affairs & General Counsel) announced his retirement from Southwest Gas Corporation (the “Company”) effective September 2008.  Mr. Sheets began his 21-year career with the Company as a Litigation Attorney.  He was promoted through various positions within the Regulatory Affairs and Legal Affairs departments, ultimately becoming an officer and General Counsel in 1997 before assuming the role of Senior Vice President/Legal Affairs & General Counsel in 2000.

On May 8, 2008, the Company announced the promotion of Karen S. Haller to Vice President/Deputy General Counsel & Compliance Officer.  She will assume the role of General Counsel upon Mr. Sheets’ retirement in September 2008.  Ms. Haller began her career with Southwest Gas in 1997 as a Senior Attorney within the Legal Affairs Department.  She assumed the role of Associate General Counsel in 1998 and the Assistant General Counsel role in 2000.  In 2006, she was promoted to Assistant General Counsel & Director/Legal Affairs.  She was named the Company’s first Corporate Compliance Officer in 2003 and will continue to serve in that capacity.  Prior to joining Southwest, Ms. Haller was in private practice in Tucson, Arizona.  Ms. Haller holds a bachelor’s degree with Honors in Finance from the University of Wyoming, as well as a juris doctorate degree from Cornell Law School.  She is a member of the State Bars of Arizona, California, and Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 8, 2008
/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer